UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 29, 2020

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1332 Londontown Blvd., Sykesville, MD 21784
(Address of principal executive offices and zip code)

(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Form 10-K Filing

On March 30, 2020, GSE Systems, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Original 8-K”) announcing the Company’s reliance on the order of the U.S. Securities and Exchange Commission (“SEC”), dated March 25, 2020: Order Under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies (Release No. 34-88465) (the “Order”) in delaying the Company’s filing of its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) to April 15, 2020 (the “Original Deadline”).

On April 15, 2020, the Company filed an amended Current Report on Form 8-K/A (together with the Original 8-K, the “Previous 8-K”), which amended the Original Deadline to May 14, 2020 (the “Amended Deadline”) in reliance on the Order.

On May 14, 2020, the company filed a Form 12b-25, which extended the Amended Deadline by fifteen (15) calendar days to May 29, 2020 (the “Extended Deadline”).

The Company availed itself of these extensions to have additional time, due to the existing economic environment, including circumstances related to the global outbreak of COVID-19, to ensure the accuracy of its 2019 financial information and to complete certain other disclosures. The company’s employees and professional advisors have been working diligently to file the Annual Report by no later than the Extended Deadline. As disclosed in the Previous 8-K, as a result of federal, state, and local government continuing measures to prevent the spread of COVID-19, including policies regarding working from home, the preparation of the Company’s financial statements and disclosures have taken a greater amount of time than originally expected as the Company’s staff have experienced delays in completing audit-related functions and required disclosure. Further, as a result of the above-mentioned measures, the Company has had limited support from and access to key personnel and professional advisors, as well as communications and similar delays among such persons. These disruptions and limited support, have, in turn, delayed the Company’s ability to complete its financial reporting process and complete the Annual Report.

The Company expects to file the Annual Report by June 15, 2020.

Press Release

On May 29, 2020, the Company issued a press release (the “Press Release”) providing an Annual Report filing update.

The Press Release, furnished as Exhibit 99.1 to this Current Report on Form 8-K, may contain forward-looking statements. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report, and subsequent reports filed by the Company with the SEC. For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by the registrant by filing reports with the SEC, through the issuance of press releases or by other methods of public disclosure.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:

/s/ Daniel Pugh
Daniel Pugh
Secretary, Chief Legal and Risk Officer
May 29, 2020